SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

ITEM 5.	Other Events.

On April 14, 2004, IMCO Recycling Inc. (the “Company”) announced that Richard L. Kerr, Executive Vice President and President, Aluminum Operations of the Company, has been appointed by the Company’s Board of Directors to serve as interim President and Chief Executive Officer. Mr. Kerr replaces Don V. Ingram, who has left the Company. Additionally, Board member John E. Balkcom was named Chairman of the Board.

ITEM 9.	Regulation FD Disclosure.

On April 14, 2004, the Company issued a press release regarding certain changes in its management, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 9 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated:	April 14, 2004	/s/ Robert R. Holian
Robert R. Holian Senior Vice President and Controller

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 9 of Form 8-K and is not to be considered “filed” under the Exchange Act and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act or the Exchange Act.

Exhibit No.	Description

99.1	Announcement dated April 14, 2004 concerning certain changes in management